Exhibit 10.3
THE WALT DISNEY COMPANY
500 South Buena Vista Street
Burbank, California 91521
January 19, 2022

Ms. Christine M. McCarthy
Senior Executive Vice President
and Chief Financial Officer
The Walt Disney Company
500 South Buena Vista Street
Burbank, California 91521

Re: Assignment of Employment Agreement

Dear Ms. McCarthy:

Reference is made to the employment agreement (the "Agreement") dated as of July 1, 2015, as amended, between The Walt Disney Company (the "Company") and you, wherein Company employed your services as Senior Executive Vice President and Chief Financial Officer.
1.Pursuant to Paragraph 8(c) of the Agreement, Company may assign the Agreement or all or any part of its rights thereunder from any Company entity to another Company entity, and in such event the Agreement shall inure to the benefit of such assignee.
2.Please be advised that Company hereby assigns the Agreement to Disney Financial Services Co., LLC, effective as of January 2, 2022 (the “Assignment Effective Date”).
3.Effective as of January 2, 2022, all references to "Company” in the Agreement and its subsequent amendments shall be deemed to be references to Disney Financial Services Co., LLC.
4.Following the Assignment Effective Date, your title shall continue to be Senior Executive Vice President and Chief Financial Officer, The Walt Disney Company.
As so assigned, the Agreement continues in full force and effect.

THE WALT DISNEY COMPANY

By:	/s/ Paul J. Richardson
Senior Executive Vice President and
Chief Human Resources Officer

Date:	January 19, 2022

The above-referenced assignment is hereby accepted.

DISNEY FINANCIAL SERVICES CO., LLC

By:	/s/ Judith M. Agay
Vice President

Date:	January 19, 2022